Exhibit 10.2

EXECUTION VERSION

COLLATERAL AGREEMENT

dated as of

June 30, 2011,

among

WP ROCKET HOLDINGS INC.,

WP ROCKET MERGER SUB, INC.,

RURAL/METRO CORPORATION,

THE OTHER GRANTORS PARTY HERETO

and

CREDIT SUISSE AG,

as Administrative Agent

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

PLEDGE OF SECURITIES

SECTION 2.01.	Pledge	4
SECTION 2.02.	Delivery of the Pledged Collateral	5
SECTION 2.03.	Representations, Warranties and Covenants	6
SECTION 2.04.	Registration in Nominee Name; Denominations	7
SECTION 2.05.	Voting Rights; Dividends and Interest	7

ARTICLE III

SECURITY INTERESTS IN PERSONAL PROPERTY

SECTION 3.01.	Security Interest	9
SECTION 3.02.	Representations and Warranties	11
SECTION 3.03.	Covenants	12
SECTION 3.04.	Other Actions	14
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	15

ARTICLE IV

REMEDIES

SECTION 4.01.	Remedies upon Default	16
SECTION 4.02.	Application of Proceeds	17
SECTION 4.03.	Grant of License to Use Intellectual Property	18
SECTION 4.04.	Securities Act	18

ARTICLE V

MISCELLANEOUS

SECTION 5.01.	Notices	19
SECTION 5.02.	Waivers; Amendment	19
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	20
SECTION 5.04.	Successors and Assigns	21
SECTION 5.05.	Survival of Agreement	21
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	21

i

ii

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

iii

COLLATERAL AGREEMENT dated as of June 30, 2011 (this “Agreement”), among WP ROCKET HOLDINGS INC., WP ROCKET MERGER SUB, INC., RURAL/METRO CORPORATION, the other GRANTORS from time to time party hereto and CREDIT SUISSE AG, as Administrative Agent.

Reference is made to the Credit Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WP ROCKET HOLDINGS INC., a Delaware corporation (“Holdings”), WP Rocket Merger Sub, Inc., a Delaware corporation, Rural/Metro Corporation, a Delaware corporation (the “Borrower”), the Lenders party thereto and Credit Suisse AG, as Administrative Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement.  The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.              Defined Terms.  (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement or the Credit Agreement shall have the meaning specified in the New York UCC.  The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b)           The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02.              Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all copyright rights in any work arising under the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office, including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule III hereto.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) the Borrower, (b) Holdings, (c) any Intermediate Parent, (d) each other Subsidiary identified on Schedule I hereto and (e) each Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III hereto.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III hereto.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person:  (a) all letters patent of the United States and all registrations thereof and all applications for letters patent of the United States, including registrations and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III hereto, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g)  the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings, any Intermediate Parent, the Borrower and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of Exhibit IV hereto.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III hereto, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” shall mean the New York UCC; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01.              Pledge.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates or other instruments representing all such Equity Interests (if any) together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) Equity Interests of any Person (other than a Wholly Owned Restricted Subsidiary), to the extent the pledge thereof to the Administrative Agent is not permitted by the terms of such Person’s organizational or joint venture documents, (B) voting Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary, (C) Equity Interests of any Subsidiary that are held directly by a Foreign Subsidiary, (D) any Equity Interest with respect to which Borrower, with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Borrower to be material to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries, (E) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect and (F) any Equity Interest that the Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings, any Intermediate Parent, the Borrower and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom (the Equity Interests excluded pursuant to clauses (A) through (F) above being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II hereto, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.05, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing to the extent such Proceeds would constitute property referred to in clauses (a) through (e) above (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

SECTION 2.02.              Delivery of the Pledged Collateral.  (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Administrative Agent in its reasonable discretion) after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b)           As promptly as practicable (and in any event within 30 days after receipt by such Grantor or such longer period agreed to by the Administrative Agent in its reasonable discretion), each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by any Person in a principal amount of $5,000,000 or more to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

(c)           Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request.  Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II hereto and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.  Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03.              Representations, Warranties and Covenants.  The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           as of the Effective Date, Schedule II hereto sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in the Borrower, any Intermediate Parent or any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b)           the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, any Intermediate Parent, the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c)           except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II hereto as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d)           except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, none of the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e)           each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)            by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations; and

(g)           subject to the terms of this Agreement and to the extent permitted by applicable law, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default, it will comply with instructions of the Administrative Agent with respect to the Equity Interests in such Grantor that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Equity Interests.

SECTION 2.04.              Registration in Nominee Name; Denominations.  If an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.05.              Voting Rights; Dividends and Interest.  (a) Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 2.05 are being suspended:

(i)            each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same, unless such exercise of rights and powers is in connection with an action permitted under the Credit Agreement;

(ii)           the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such

Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii)          each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

(b)           Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.05, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.05 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions.  All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.05 and that remain in such account.

(c)           Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.05, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.05.

(d)           Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.05(i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.              Security Interest.  (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i)            all Accounts;

(ii)           all Chattel Paper;

(iii)          all Documents;

(iv)          all Equipment;

(v)           all General Intangibles, including all Intellectual Property;

(vi)          all Instruments;

(vii)         all Inventory;

(viii)        all other Goods;

(ix)           all Investment Property;

(x)            all Letter-of-Credit Rights;

(xi)           all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(xii)          all books and records pertaining to the Article 9 Collateral; and

(xiii)         to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party (other than any Loan Party) to, such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such lease, license, contract or agreement; (B) assets subject to certificates of title or ownership (other than Motor Vehicles (as defined in the Credit Agreement) subject to a certificate of title, provided that no action beyond the filing of UCC financing statements shall be required for perfection of security interests in such Motor Vehicles (other than as provided in Section 3.04(e)), subject to all other clauses of this proviso; (C) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable pursuant to the UCC or any other applicable Requirement of Law; (D) any asset owned by any Grantor with respect to which Borrower, with the written consent of the Administrative Agent (not to be unreasonably withheld or delayed), shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset hereunder would result in adverse tax consequences to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Borrower to be material to Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries; (E) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceases to be in effect; (F) any asset owned by any Grantor that the Borrower and the Administrative Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings, any Intermediate Parent, the Borrower and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (G) any intent-to-use trademark applications filed in the United States Patent and Trademark Office; and (H) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (H) above, the term “Article 9 Collateral” shall not include any such asset); provided, however, that Article 9 Collateral shall include any Proceeds, substitutions or replacements of any of the foregoing (unless such Proceeds, substitutions or replacements would constitute property referred to in clauses (A) through (H)).

(b)           Each Grantor hereby irrevocably authorizes the Administrative Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the UCC or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and, if required and if available, any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates.  Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c)           The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02.              Representations and Warranties.  The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a)           Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b)           The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date.  The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).  The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

(c)           The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the applicable jurisdiction in the United States pursuant to the Uniform Commercial Code and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205.  The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(d)           The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.  None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03.              Covenants.  (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b)           Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral.  Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.

(c)           At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d)           Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(e)           It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings of financing statements pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee), (iii) in the case of Collateral that constitutes, Pledged Securities, Instruments or Certificated Securities, delivery thereof to the Administrative Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment) and (iv) other actions to the extent required by Section 3.03(b) (solely with respect to the second sentence thereof), Section 3.04(c) and Section 3.04(d) hereunder.  No Grantor shall be required to (i) complete any filings or other action with respect to the perfection of the security interests created hereby in any jurisdiction outside of the United States or (ii) deliver control agreements with respect to, or confer perfection by “control” over, any Deposit Accounts or Securities Accounts.

(f)            Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable.  All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04.              Other Actions.  In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a)           Instruments.  If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b)           Investment Property.  Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(c)           Letter-of-Credit Rights.  If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $5,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(d)           Commercial Tort Claims.  If any Grantor shall at any time hold or acquire a Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by such Grantor seeking damages in an amount reasonably estimated to exceed $2,500,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV hereto shall be deemed to be supplemented to include such description of such Commercial Tort Claim as set forth in such writing.

(e)           Motor Vehicles.  After the occurrence and during the continuance of an Event of Default, upon the request of the Administrative Agent, each Pledgor shall deliver to the Administrative Agent, or such other agent as may be designated by the Administrative Agent, as soon as practicable after the date of such request (but in any event, within thirty (30) days), originals of the certificates of title or ownership or other information necessary to perfect a first priority security interest in the Motor Vehicles owned by such Pledgor, such Pledgor shall deliver to the Administrative Agent or such other agent as may be designated by the Administrative Agent, as soon as practicable after the date of such acquisition (but in any event, within thirty (30) days), originals of the certificates of title or ownership or other information necessary to perfect a first priority security interest in such Motor Vehicle acquired by it (to the extent required under the laws and regulations of the relevant jurisdiction) with the Administrative Agent listed as lienholder therein.

SECTION 3.05.              Covenants Regarding Patent, Trademark and Copyright Collateral.  (a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b)           Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c)           Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d)           Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(e)           Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE IV

Remedies

SECTION 4.01.              Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times:  (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law.  Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospec tive bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral.  Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.  Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02.              Application of Proceeds.  The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.  Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.  The Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations.

SECTION 4.03.              Grant of License to Use Intellectual Property.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor shall, upon request by the Administrative Agent solely during the continuance of an Event of Default, grant to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.  The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, solely during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04.              Securities Act.  In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same.  Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect.  Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale.  Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions.  In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached.  The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01.              Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02.              Waivers; Amendment.  (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03.              Administrative Agent’s Fees and Expenses; Indemnification.  (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor.”

(b)           Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by the Borrower, Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) resulted from a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (z) arise from disputes between or among Indemnitees that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary.

(c)           To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actual or direct damages are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)           The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party.  All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03.  Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04.              Successors and Assigns.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05.              Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06.              Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07.              Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.08.              Right of Set-Off.  If an Event of Default under the Credit Agreement shall have occurred and be continuing, each Lender, the Issuing Banks and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although (i) such obligations may be contingent or unmatured and (ii) such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness.  The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09.              Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent.  (a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)           Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c)           Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01.  Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)           Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10.              WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11.              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.              Security Interest Absolute.  All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13.              Termination or Release.  (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b)           The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c)           In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release so long as the applicable Loan Party shall have provided the Administrative Agent such certifications or documents as the Administrative Agent shall reasonably request in order to demonstrate compliance with this Section 5.13.  Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 5.14.              Additional Subsidiaries.  The Grantors shall cause each Subsidiary of the Borrower which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit Agreement to (a) execute and deliver to the Administrative Agent a Supplement and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired, created or otherwise required to become a Grantor hereunder.  Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder.  The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15.              Administrative Agent Appointed Attorney-in-Fact.  Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WP ROCKET HOLDINGS INC.,

By:	/s/ Sean D. Carney
Name: Sean D. Carney
Title: President

WP ROCKET MERGER SUB, INC.,

By:	/s/ Sean D. Carney
Name: Sean D. Carney
Title: President

RURAL/METRO CORPORATION,

By:	/s/ Michael P. DiMino
Name: Michael P. DiMino
Title: President and Chief Executive Officer

SIGNATURE PAGE TO COLLATERAL AGREEMENT

BEACON TRANSPORTATION, INC.

CORNING AMBULANCE SERVICE INC.

DONLOCK, LTD.

E.M.S. VENTURES, INC.

EMS VENTURES OF SOUTH CAROLINA, INC.

EASTERN AMBULANCE SERVICE, INC.

EASTERN PARAMEDICS, INC.

GOLD CROSS AMBULANCE SERVICES, INC.

GOLD CROSS AMBULANCE SERVICE OF PA., INC.

LASALLE AMBULANCE INC.

MEDICAL EMERGENCY DEVICES AND SERVICES (MEDS), INC.

MERCURY AMBULANCE SERVICE, INC.

METRO CARE CORP.

NATIONAL AMBULANCE & OXYGEN SERVICE,  INC.

NORTH MISS. AMBULANCE SERVICE, INC.

R/M MANAGEMENT CO., INC.

R/M OF TENNESSEE G. P., INC.

R/M OF TENNESSEE L.P., INC.

RURAL/METRO CORPORATION (an Arizona corporation)

RURAL/METRO CORPORATION OF FLORIDA

RURAL/METRO CORPORATION OF TENNESSEE

RURAL/METRO (DELAWARE) INC.

RURAL/METRO FIRE DEPT., INC.

RURAL/METRO OF BREWERTON, INC.

RURAL/METRO OF CALIFORNIA, INC.

RURAL/METRO OF CENTRAL ALABAMA, INC.

RURAL/METRO OF CENTRAL COLORADO, INC.

RURAL/METRO OF CENTRAL OHIO, INC.

RURAL/METRO OF GREATER SEATTLE, INC.

RURAL/METRO OF NEW YORK, INC.

RURAL/METRO OF NORTHERN CALIFORNIA, INC.

RURAL/METRO OF NORTHERN OHIO, INC.

RURAL/METRO OF OHIO, INC.

RURAL/METRO OF OREGON, INC.

RURAL/METRO OF ROCHESTER, INC.

RURAL/METRO OF SAN DIEGO, INC.

RURAL/METRO OF SOUTHERN OHIO, INC.

RURAL/METRO OF SOUTHERN CALIFORNIA, INC.

SIOUX FALLS AMBULANCE, INC.

SOUTHWEST AMBULANCE AND RESCUE OF ARIZONA, INC.

SOUTHWEST AMBULANCE OF CASA GRANDE, INC.

SOUTHWEST AMBULANCE OF NEW MEXICO, INC.

SOUTHWEST AMBULANCE OF SOUTHEASTERN ARIZONA, INC.

SOUTHWEST AMBULANCE OF TUCSON, INC.

SOUTHWEST GENERAL SERVICES, INC.

SW GENERAL, INC.

THE AID AMBULANCE COMPANY, INC.

THE AID COMPANY, INC.

TOWNS AMBULANCE SERVICE, INC.

VALLEY FIRE SERVICE, INC.

W & W LEASING COMPANY, INC.

R.M.C. CORPORATE CENTER, L.L.C.,

By: RURAL/METRO CORPORATION (an Arizona corporation)

Its:  Member

RURAL/METRO MID-SOUTH, L.P.,

By: R/M OF TENNESSEE G.P., INC.

Its:  General Partner

RURAL/METRO OF INDIANA, L.P.,

By: THE AID AMBULANCE COMPANY, INC.

Its:  General Partner

RURAL/METRO OF TENNESSEE, L.P.,

By: R/M OF TENNESSEE G. P., INC.

Its:  General Partner

RURAL/METRO OPERATING COMPANY, LLC,

By: RURAL/METRO CORPORATION (a Delaware corporation)

Its:  Member

Each as Guarantor

By:	/s/ Michael P. DiMino
Name: Michael P. DiMino
Title: President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Robert Hetu
Name: Robert Hetu
Title: Managing Director

By:	/s/ Kevin Buddhdew
Name: Kevin Buddhdew
Title: Associate

SIGNATURE PAGE TO COLLATERAL AGREEMENT

Exhibit I to the
Collateral Agreement

SUPPLEMENT NO.      dated as of             , 20     (this “Supplement”), to the Collateral Agreement dated as of June 30, 2011 (the “Collateral Agreement”), among WP ROCKET HOLDINGS INC., WP ROCKET MERGER SUB, INC., RURAL/METRO CORPORATION (the “Borrower”), the other GRANTORS from time to time party thereto and CREDIT SUISSE AG, as Administrative Agent (in such capacity, the “Administrative Agent”).

A.            Reference is made to (a) the Credit Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among WP Rocket Holdings Inc., a Delaware corporation (“Holdings”), WP Rocket Merger Sub, Inc., a Delaware corporation, the Borrower, the Lenders party thereto and Credit Suisse AG, as Administrative Agent and (b) the Collateral Agreement.

B.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement, as applicable.

C.            The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Section 5.14 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 5.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the Collateral Agreement).  Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include the New Subsidiary.  The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.  This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Collateral Agreement and the Credit Agreement.

SECTION 4.  The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Subsidiary, (ii) all of the New Subsidiary’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $2,500,000 or more.

SECTION 5.  Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6.  This Supplement shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 7.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Collateral Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Collateral Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary.”

2

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[Name Of New Subsidiary],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO COLLATERAL AGREEMENT

Schedule I
to Supplement No.      to the
Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II
to Supplement No.      to the
Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No.      to the
Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV
to Supplement No.      to the
Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit II to the

Collateral Agreement

[FORM OF]

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among each of the signatories hereto (collectively, the “Grantors”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rural/Metro Corporation (the “Borrower”), WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  Each Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.  Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of each such Grantor’s right, title and interest in, to and under the Copyrights now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I and any exclusive Copyright Licenses under which such Grantor is a licensee, including those listed on Schedule II (collectively, the “Copyright Collateral”).

SECTION 3.  Collateral Agreement.  The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.  Termination.  Upon the full performance of the Secured Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not pending), the security interest granted herein shall terminate and the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],

By
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO COPYRIGHT SECURITY AGREEMENT

Schedule I

Schedule II

Exhibit III to the

Collateral Agreement

[FORM OF]

PATENT SECURITY AGREEMENT

PATENT SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among each of the signatories hereto (collectively, the “Grantors”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rural/Metro Corporation (the “Borrower”), WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  Each Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.           Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.           Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of each such Grantor’s right, title and interest in, to and under the Patents now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Patent Collateral”).

SECTION 3.           Collateral Agreement.  The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.           Termination.  Upon the full performance of the Secured Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not pending), the security interest granted herein shall terminate and the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patent Collateral under this Agreement.

SECTION 5.           Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],

By
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By
Name:
Title:

SIGNATURE PAGE TO PATENT SECURITY AGREEMENT

Schedule I

Exhibit IV to the
Collateral Agreement

[FORM OF]

TRADEMARK SECURITY AGREEMENT

TRADEMARK SECURITY AGREEMENT dated as of [•], 20[•] (this “Agreement”), among each of the signatories hereto (collectively, the “Grantors”) and Credit Suisse AG, as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to (a) the Credit Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rural/Metro Corporation (the “Borrower”), WP Rocket Holdings Inc., WP Rocket Merger Sub, Inc., the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent and (b) the Collateral Agreement dated as of June 30, 2011 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among the Borrower, the other grantors from time to time party thereto and the Administrative Agent.  The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement.  Each Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.  Accordingly, the parties hereto agree as follows:

SECTION 1.                                 Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Collateral Agreement or the Credit Agreement, as applicable.  The rules of construction specified in Section 1.01(b) of the Collateral Agreement also apply to this Agreement.

SECTION 2.                                 Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of each such Grantor’s right, title and interest in, to and under the Trademarks now owned or at any time hereafter acquired by such Grantor, including those listed on Schedule I (the “Trademark Collateral”).

SECTION 3.                                 Collateral Agreement.  The Security Interest granted to the Administrative Agent herein is granted in furtherance, and not in limitation, of the security interests granted to the Administrative Agent pursuant to the Collateral Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Trademark Collateral are more fully set forth in the Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Collateral Agreement, the terms of the Collateral Agreement shall govern.

SECTION 4.                                 Termination.  Upon the full performance of the Secured Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not pending), the security interest granted herein shall terminate and the Administrative Agent shall execute, acknowledge, and deliver to the Grantors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 5.                                 Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

[Remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

[•],

By
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO TRADEMARK SECURITY AGREEMENT

Schedule I